                              CAMBREX CORPORATION

                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-57404, 333-22017, 33-21374, 33-37791,
33-81780, 33-81782, 333-113612, 333-113613 and 333-129473) of Cambrex
Corporation of our report dated May 26, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

                                          PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
May 26, 2006